PROMISSORY NOTE

Loan Number ________________

Borrower: BUTTERNUT MHP LAND LLC
136 Main Street
Pineville, North Carolina 28134
Attn: Raymond M. Gee

Lender: TB3, LLC
3509 Blow Drive
Knoxville, Tennessee 37920

Principal Amount: US$300,000.00 | Initial Rate: 7.00% | Date of Note: March 31, 2017

PROMISE TO PAY. FOR VALUE RECEIVED, **BUTTERNUT MHP LAND LLC**, a Delaware limited liability company (hereinafter referred to as "Borrower"), promises to pay to the order of **TB3, LLC** (hereinafter referred to as the "Lender") the principal amount of Three Hundred Thousand United States Dollars (US$300,000.00) or so much thereof as may be advanced and outstanding hereunder from time to time, together with interest on the disbursed and unpaid principal balance from the date of disbursement at the interest rate set forth below, payable at the office of Lender, 3509 Blow Drive, Knoxville, Tennessee 37920, or at such other place as Lender may designate. All payments shall be made in lawful money of the United States of America.

Information with regard to any loans or advances under this Note shall be recorded and maintained by Lender in its internal records and such records shall be conclusive as to the information set forth therein absent manifest error. The Lender's failure to record the date and amount of any loan or advance shall not limit or otherwise affect the obligations of the Borrower under this Note to repay the principal amount of the loans or advances, together with all interest accruing thereon. Lender shall not be obligated to provide Borrower with a copy of the record on a periodic basis. Borrower shall be entitled to inspect or obtain a copy of the record during Lender's business hours.

INTEREST RATE. Interest on the disbursed and unpaid principal balance hereunder shall accrue from the date funds are first disbursed to Borrower at a fixed rate of Seven percent (7.00%) per annum. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. The interest on this Note is computed on an actual/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

PAYMENT OF PRINCIPAL AND INTEREST. Beginning on the date hereof, the outstanding principal balance will be amortized over 240 consecutive monthly installments of principal and interest with the first payment due from Borrower on May 1, 2017, and continuing on the same day of each month thereafter through and including the final payment due April 1, 2027. Anything in this Note to the contrary notwithstanding, if the interest actually accrued hereunder exceeds the amount of any installment, then Borrower shall pay the accrued interest. Borrower's final payment due April 1, 2027, will be for all outstanding principal, interest, charges, expenses and costs due under this Note and the Deed of Trust securing same. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges.

PREPAYMENT. Borrower may prepay the principal balance hereunder in whole or in part without penalty; however, any early partial payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the outstanding principal balance and may result in a smaller balloon payment due at maturity, or in Borrower making fewer payments. Borrower agrees not to send Lender payments marked "paid in full," "without recourse," or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount, must be mailed or delivered to: TB3, LLC, Attn: A. Tupper Baker, at the Lender's address shown above.

LATE CHARGE. If a payment is more than 10 days late, Borrower will be charged 5.000% of the regularly scheduled

payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note to the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note, and such failure is not remedied within ten (10) calendar days after written notice thereof is given to Borrower.

Other Defaults. Borrower fails to comply with or to perform any term, obligation, covenant or condition contained in this Note or in any of the related loan documents, and all renewals, modifications, consolidations and/or extensions thereof between Lender and Borrower (collectively, the "Loan Documents"), and such failure is not remedied within the cure period set forth in the paragraph below entitled "Cure Provisions". A default under any agreement or loan between Clayton Bank and Trust and Borrower now existing or hereafter coming into existence, however and whenever incurred or evidenced, shall constitute a default under this Note, subject to any applicable notice and cure period set forth therein.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter; provided, however, so long as such warranty, representation or statement was not intentionally false or misleading when made, Borrower shall be given notice and opportunity to cure such default as provided above in the paragraph below entitled "Cure Provisions".

Dissolution or Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower; provided, however, in the case of any involuntary bankruptcy or insolvency proceeding or any administrative dissolution, Borrower shall have a period of sixty (60) days to obtain a dismissal of such proceeding or to cure such administrative dissolution.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing this Note. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its reasonable discretion, as being an adequate reserve or bond for the dispute.

Material Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender reasonably believes the prospect of payment or performance of this Note is impaired.

Cure Provisions. Any default in payment under any other Loan Document shall be subject to notice and cure as provided in the paragraph above entitled "Payment Default". If any default under this Note or any other Loan Document, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note or such Loan Document within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or any Guarantor: (1) cures the default within thirty (30) days after the mailing of written notice from Lender demanding cure of such default; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's reasonable discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon an uncured Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. The Lender may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

ATTORNEYS' FEES; EXPENSES. Subject to any limits under applicable law, Borrower agrees to pay on demand all reasonable costs of collection of this Note incurred by Lender whether or not there is a lawsuit, including, without limitation, reasonable attorney's fees and legal expenses incurred to construe or enforce the terms of this Note, compensation for time spent by Lender's employees, and court costs.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

JURISDICTION AND VENUE. This Note has been delivered to Lender and accepted by Lender in the State of Tennessee. This Note shall be governed by and construed in accordance with the laws of the State of Tennessee. Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Eastern District of Tennessee and of all Tennessee state courts sitting in Knox County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Note or the loan evidenced hereby. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Knox County, Tennessee, unless Lender agrees to the contrary in writing. Borrower irrevocably waives any objection which Borrower may have at any time to the laying of the venue of any suit, action or proceeding arising out of or relating to this Note, or the loan evidenced hereby, brought in any such court, and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SERVICE OF PROCESS. Borrower hereby waives any personal service of any and all process and agrees that all such service of process may be made upon Borrower by certified or registered mail, return receipt requested, addressed to Borrower at the address set forth in this Note, and service so made shall be complete ten (10) days after the same has been posted.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by, *inter alia*, a second position Deed of Trust of even date.

SUCCESSORS IN INTEREST. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. The obligations of this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THIS NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

BUTTERNUT MHP LAND LLC

By:
Raymond M. Gee, Manager